Fingerhut Financial Services Receivables, Inc.                        FFS Master Trust                          Monthly Report
Certificateholder's Statement                                          Series 1996-1                                    May-96
Section 5.2                                        Class A          Class B         Class C         Class D         Total
(i)   Certificate Amount                       518,000,000.00    87,500,000.00   50,000,000.00   44,500,000.00  700,000,000.00
(ii)  Certificate Principal Distributed                  0.00             0.00            0.00                            0.00
(iii) Certificate Interest Distributed           2,784,250.00       495,833.33      262,269.04                    3,542,352.38
(iv) Principal Collections                      31,292,437.82     5,285,884.77    3,020,505.58    2,786,220.44   42,385,048.61
(v)  Finance Charge Collections                 10,019,894.63     1,692,549.77      967,171.30      892,863.41   13,572,479.11
     Recoveries                                          0.00             0.00            0.00            0.00            0.00
     Interest Earned on Accounts                   132,951.93        22,458.10       12,833.20            0.00      168,243.23
       Total Finance Charge Collections         10,152,846.56     1,715,007.87      980,004.50      892,863.41   13,740,722.34
	 Total Collections                      41,445,284.38     7,000,892.64    4,000,510.08    3,679,083.85   56,125,770.95
(vi) Aggregate Amount of Principal Receivables                                                                  932,807,859.99
     Invested Amount (End of Month)            518,000,000.00    87,500,000.00   50,000,000.00   44,500,000.00  700,000,000.00
     Floating Allocation Percentage                55.5312645%       9.3802812%      5.3601607%      4.7705430%     75.0422493%
     Invested Amount (Beginning of Month)      420,449,013.16    71,021,792.76   40,583,881.58   44,500,000.00  576,554,687.50
     Average Daily Invested Amount                                                                              667,863,619.31
(vii)  Receivable Delinquencies (As a % of Total Receivables)
       Current                                                          91.67%  874,141,883.60
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent)        5.21%   49,720,787.61
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent)       1.15%   11,002,797.22
       90 Days and Over (60+ Days Contractually Delinquent)              1.96%   18,729,845.86
	 Total Receivables                                             100.00%  953,595,314.29
(viii) Aggregate Investor Default Amount                                          3,246,896.94
       As a % of Average Daily Invested Amount                                            5.08%
       (Based on 35 days, Annualized based on 366 days/year)
(ix)  Charge-Offs
      Class A                                                                             0.00
      Class B                                                                             0.00
      Class C                                                                             0.00
      Class D                                                                             0.00
	Total Charge-Offs                                                                 0.00
(x)   Servicing Fee                                                               1,102,700.20
(xi)  Pool Factor
      Class A                                                                        1.0000000
      Class B                                                                        1.0000000
      Class C                                                                        1.0000000
 (xii) Unreimbursed Reallocated Principal Collections
       Class B                                                                            0.00
       Class C                                                                            0.00
       Class D                                                                            0.00
(xiii) Excess Funding Account Balance                                                     0.00
       Prefunding Account Balance                                                         0.00
Average Net Portfolio Yield                                                            16.4308%
Minimum Base Rate                                                                       8.4694%